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    [LOGO]            WILLBROS GROUP, INC.


   This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held May 6, 1999

    The undersigned hereby appoints L.W. Watson, III, Rogelio de la Guardia and Gilberto Arias P., and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Willbros Group, Inc. to be held on the 6th day of May, 1999, at 9:00 a.m., local time, at the Bristol Hotel, Avenida Aquilino De La Guardia, Panama City, Panama, and at any and all adjournments thereof, on all matters coming before said meeting.


      PLEASE MARK, SIGN AND DATE THE PROXY ON THE OTHER SIDE
 AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                    (Continued on other side)


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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
FOR PROPOSALS 1, 2 AND 3.                         Please mark
                                                  your votes as   X
                                                  indicated in   ---
                                                  this example
1. Election of Directors.


   Nominees:  Larry J. Bump and Guy E. Waldvogel as
              Class III Directors.


              FOR all nominees listed          WITHHOLD AUTHORITY
          --- to the right (except as     ---  to vote for all nominees
              marked to the contrary)          listed to the right


   INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

   ---------------------------------------------------------------

2. Approval of the Willbros Group, Inc. 1996 Stock Plan and
   Amendment No. 1 thereto.

        ---  FOR       ---  AGAINST      ---  ABSTAIN


3. Ratification of KPMG as independent auditors of the Company for 1999.

        ---  FOR       ---  AGAINST      ---  ABSTAIN


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof.


                             -------------------------------------------
                                         Signature


                             -------------------------------------------
                                 Signature if held jointly


                             Dated:                               , 1999
                                   -------------------------------

                             Please sign exactly as name appears
                             herein, date and return promptly.
                             When shares are held by joint
                             tenants, both must sign.  When
                             signing as attorney, executor,
                             administrator, trustee or guardian,
                             please give full title as such.  If a
                             corporation, please sign in full
                             corporate name by duly authorized
                             officer and give title of officer.
                             If a partnership, please sign in
                             partnership name by authorized person
                             and give title or capacity of person
                             signing.